Exhibit 5.3

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

September 7, 2022

TransCanada Trust

TransCanada PipeLines Limited

450 - 1 Street S.W.

Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm on the cover page and under the caption “Legal Matters,” “Interests of Experts” and “Documents Filed as Part of the Registration Statement” in the prospectus included as part of the registration statement on Form F-10 dated September 7, 2022 of TransCanada Trust and TransCanada PipeLines Limited.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).